Exhibit 4.18

IDAHO POWER COMPANY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee under its Mortgage and Deed of Trust
dated as of October 1, 1937.

                               Supplemental Indenture
providing among other things for Bonds of                      Series
Dated as of                     , 201

TABLE OF CONTENTS(1)

(1)              This table of contents shall not have any bearing upon the interpretation of this Supplemental Indenture.

i

SUPPLEMENTAL INDENTURE, dated as of the            day of                     , 201  made and entered into by and between IDAHO POWER COMPANY, a corporation of the State of Idaho (successor by merger to Idaho Power Company, a corporation of the State of Maine, hereinafter sometimes called the “Maine Company”), whose address is 1221 West Idaho Street, Boise, Idaho 83702-5627 (hereinafter sometimes called the “Company”), party of the first part, and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, a corporation of the State of New York whose post office address is 60 Wall Street, New York, New York 10005, party of the second part (hereinafter sometimes called the “Trustee”) as Trustee under the Mortgage and Deed of Trust dated as of October 1, 1937 hereinafter referred to.

WHEREAS, the Maine Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust (hereinafter sometimes referred to as the “Original Indenture”), dated as of October 1, 1937, to secure the payment both of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding thereunder and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

WHEREAS, the Maine Company was merged into the Company on June 30, 1989; and

WHEREAS, in order to evidence the succession of the Company to the Maine Company and the assumption by the Company of the covenants and conditions of the Maine Company in the Bonds and in the Original Indenture, as supplemented, contained, and to enable the Company to have and exercise the powers and rights of the Maine Company under the Original Indenture, as supplemented, in accordance with the terms thereof, the Company executed and delivered to the Trustee a Twenty-eighth Supplemental Indenture, dated as of June 30, 1989 (which supplemental indenture is hereinafter sometimes called the “Twenty-eighth Supplemental Indenture”); and

WHEREAS, said Twenty-eighth Supplemental Indenture was recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of the States of Idaho, Montana, Oregon, Nevada and Wyoming; and

WHEREAS, pursuant to a written request of the Company under Section 103 of the Original Indenture, Stanley Burg, successor Individual Trustee (as defined in the Original Indenture) to R.G. Page under the Original Indenture, was removed as Individual Trustee under the Original Indenture, effective as of May 18, 2016 and (i) his right, title or interest in and to the trust estate and (ii) all the right, title, and powers of the Trustees (as defined in the Original Indenture) under the Original Indenture devolved upon the Trustee and its successors alone; and

WHEREAS, in accordance with the terms of the Original Indenture the Maine Company or the Company has executed and delivered to the Trustee the following supplemental indentures in addition to the Twenty-eighth Supplemental Indenture:

Designation	Dated as of
First Supplemental Indenture	July 1, 1939
Second Supplemental Indenture	November 15, 1943

Designation	Dated as of
Third Supplemental Indenture	February 1, 1947
Fourth Supplemental Indenture	May 1, 1948
Fifth Supplemental Indenture	November 1, 1949
Sixth Supplemental Indenture	October 1, 1951
Seventh Supplemental Indenture	January 1, 1957
Eighth Supplemental Indenture	July 15, 1957
Ninth Supplemental Indenture	November 15, 1957
Tenth Supplemental Indenture	April 1, 1958
Eleventh Supplemental Indenture	October 15, 1958
Twelfth Supplemental Indenture	May 15, 1959
Thirteenth Supplemental Indenture	November 15, 1960
Fourteenth Supplemental Indenture	November 1, 1961
Fifteenth Supplemental Indenture	September 15, 1964
Sixteenth Supplemental Indenture	April 1, 1966
Seventeenth Supplemental Indenture	October 1, 1966
Eighteenth Supplemental Indenture	September 1, 1972
Nineteenth Supplemental Indenture	January 15, 1974
Twentieth Supplemental Indenture	August 1, 1974
Twenty-first Supplemental Indenture	October 15, 1974
Twenty-second Supplemental Indenture	November 15, 1976
Twenty-third Supplemental Indenture	August 15, 1978
Twenty-fourth Supplemental Indenture	September 1, 1979
Twenty-fifth Supplemental Indenture	November 1, 1981
Twenty-sixth Supplemental Indenture	May 1, 1982
Twenty-seventh Supplemental Indenture	May 1, 1986
Twenty-ninth Supplemental Indenture	January 1, 1990
Thirtieth Supplemental Indenture	January 1, 1991
Thirty-first Supplemental Indenture	August 15, 1991
Thirty-second Supplemental Indenture	March 15, 1992
Thirty-third Supplemental Indenture	April 1, 1993
Thirty-fourth Supplemental Indenture	December 1, 1993
Thirty-fifth Supplemental Indenture	November 1, 2000
Thirty-sixth Supplemental Indenture	October 1, 2001
Thirty-seventh Supplemental Indenture	April 1, 2003
Thirty-eighth Supplemental Indenture	May 15, 2003
Thirty-ninth Supplemental Indenture	October 1, 2003
Fortieth Supplemental Indenture	May 1, 2005
Forty-first Supplemental Indenture	October 1, 2006
Forty-second Supplemental Indenture	May 1, 2007
Forty-third Supplemental Indenture	September 1, 2007
Forty-fourth Supplemental Indenture	April 1, 2008
Forty-fifth Supplemental Indenture	February 1, 2010
Forty-sixth Supplemental Indenture	June 1, 2010
Forty-seventh Supplemental Indenture(2)	July 1, 2013

(2)              Here will be inserted additional, executed supplemental indentures.

each of which is supplemental to the Original Indenture (the Original Indenture and all indentures supplemental thereto together being hereinafter sometimes referred to as the “Indenture”); and

WHEREAS, the Original Indenture and said Supplemental Indentures (except said Fifteenth Supplemental Indenture) have each been recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of the States of Idaho, Montana, Oregon, Nevada and Wyoming; and

WHEREAS, the Maine Company or the Company has heretofore issued Bonds, under and in accordance with the terms of the Indenture in the following series and aggregate principal amounts:

Series	Principal Amount Issued	Principal Amount Outstanding
3-3/4% Series due 1967	$18,000,000	None
3-1/8% Series due 1973	18,000,000	None
2-3/4% Series due 1977	5,000,000	None
3% Series due 1978	10,000,000	None
2-3/4% Series due 1979	12,000,000	None
3-1/4% Series due 1981	15,000,000	None
4-1/2% Series due 1987	20,000,000	None
4-3/4% Series due 1987	15,000,000	None
4% Series due April 1988	10,000,000	None
4-1/2% Series due October 1988	15,000,000	None
5% Series due 1989	15,000,000	None
4-7/8% Series due 1990	15,000,000	None
4-1/2% Series due 1991	10,000,000	None
5-1/4% Series due 1996	20,000,000	None
6-1/8% Series due 1996	30,000,000	None
7-3/4% Series due 2002	30,000,000	None
8-3/8% Series due 2004	35,000,000	None
10% Series due 2004	50,000,000	None
8-1/2% Series due 2006	30,000,000	None
9% Series due 2008	60,000,000	None
10-1/4% Series due 2003	62,000,000	None
First Mortgage Bonds, 1984 Series	10,100,000	None
16.10% Series due 1991-1992	50,000,000	None
Pollution Control Series A	49,800,000	None
8.65% Series due 2000	80,000,000	None
9.50% Series due 2021	75,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
9.52% Series due 2031	$25,000,000	None
8% Series due 2004	50,000,000	None
8 3/4% Series due 2027	50,000,000	None
Secured Medium-Term Notes, Series A	190,000,000	None
Secured Medium-Term Notes, Series B	197,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
Secured Medium-Term Notes, Series D	200,000,000	100,000,000
Secured Medium-Term Notes, Series E	245,000,000	245,000,000
Pollution Control Series B	49,800,000	49,800,000
Secured Medium-Term Notes, Series F	200,000,000	200,000,000
Pollution Control Series C	116,300,000	116,300,000
Secured Medium-Term Notes, Series G	100,000,000	100,000,000
Secured Medium-Term Notes, Series H	130,000,000	130,000,000
Secured Medium-Term Notes, Series I	500,000,000	500,000,000
Secured Medium-Term Notes, Series J	370,000,000	370,000,000	(3)

which bonds are hereinafter sometimes called bonds of the First through                      Series; and

WHEREAS, the Company, in accordance with the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly determined to make, execute and deliver to the Trustee this                      Supplemental Indenture for the purposes herein provided, including the issuance of a                      Series of Bonds under the Indenture, in the aggregate principal amount of up to                      Million Dollars ($                    ), to be designated as “First Mortgage Bonds,           % Series due                     “ [“First Mortgage Bonds, Secured Medium-Term Notes, Series           ”](4) (herein sometimes called the “Bonds of                      Series”); and

WHEREAS, it is also now desired, for the purpose of more effectually carrying out the purposes of the Original Indenture, to confirm specifically the subjection to the lien thereof and of the Indenture of the certain property acquired by the Company in addition to the property specifically described in the Original Indenture and in said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Thirty-sixth, Thirty-seventh, Thirty-ninth, Fortieth, Forty-first, Forty-fourth, Forty-fifth, Forty-sixth and Forty-seventh(5) Supplemental Indentures; and

WHEREAS, all things necessary to make said Bonds of                    Series, when duly authenticated by the Trustee and issued by the Company, valid and legally binding obligations of the Company and to make the Original Indenture, as heretofore

(3)              Here will be inserted additional outstanding series of bonds.

(4)              Bracketed language will be inserted in lieu of words “First Mortgage Bonds,           % Series due                     ” in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated “Secured Medium-Term Notes, Series           ”.

(5)              Here will be inserted additional, executed supplemental indentures.

supplemented and as supplemented hereby, a valid and legally binding instrument for the security thereof, have been performed, and the execution and delivery of this                      Supplemental Indenture and the issue of said Bonds as in this                      Supplemental Indenture provided have been in all respects duly authorized:

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said Bonds, the Company has duly executed and delivered to the Trustee this                      Supplemental Indenture and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee as aforesaid, and to its successor or successors in said trust, and to its and its successors, and assigns forever, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company including the following described properties, rights and interests in property (in addition to all other properties heretofore subjected to the lien of the Indenture and not heretofore released from the lien thereof)—that is to say:(6)

All other property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company.

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

It is not intended herein or hereby to include in or subject to the lien of the Indenture, and the granting clauses hereof shall not be deemed to apply to, (1) any revenues, earnings, rents, issues, income or profits of the mortgaged and pledged property, or any bills, notes or accounts receivable, contracts or choses in action, except to the extent permitted by law in case a completed default specified in Section 65 of the Indenture shall have occurred and be continuing and the Trustee, or a receiver or trustee, shall have entered upon or taken possession of the mortgaged and pledged property, or (2) in any case, unless specifically subjected to the lien thereof, any bonds, notes, evidences of indebtedness, shares of stock, or

(6)              Here will be inserted property descriptions.

other securities or any cash (except cash deposited with the Trustee pursuant to any provisions of the Indenture) or any goods, wares, merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and (to the extent of its legal capacity to hold the same for the purposes hereof) unto the Trustee, and its successors, heirs and assigns forever;

IN TRUST, NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisions and covenants as are set forth in the Original Indenture, as amended or modified by said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forth-fifth, Forty-sixth and Forty-seventh Supplemental Indentures and this                   (7) Supplemental Indenture.

And it is hereby covenanted, declared and decreed by and between the parties hereto, for the benefit of those who shall hold the Bonds and interest coupons, or any of them, issued and to be issued under the Indenture, as follows:

ARTICLE I

Description of Bonds of                      Series.

SECTION 1. The                      Series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be Bonds of                      Series, designated as “First Mortgage Bonds,           % Series due                     ” of the Company. The Bonds of                      Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, except insofar as the terms and provisions of the Original Indenture have been or are amended or modified by said First through                      Supplemental Indentures or by this                      Supplemental Indenture. Bonds of                      Series shall mature on                     , and shall be issued as registered Bonds without coupons in denominations of $1,000 and in any multiple thereof, and shall bear interest, payable on                      and                      of each year, at the rate of           % per annum until the principal shall have become due and payable, and, if default shall be made in the payment of said principal when due and payable, at the rate of           % per annum thereafter until the Company’s obligation with respect to payment of said principal shall have been discharged as provided in the Indenture; provided, however, that if Bonds of                      Series shall have been declared due and payable prior to their stated maturity and such declaration shall have been annulled as provided in the Indenture,

(7)              Here will be inserted additional, executed supplemental indentures.

the principal of such Bonds shall not be deemed to have been so declared due and payable. The principal of and interest and premium, if any, on the Bonds of                      Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and, at the option of the Company, interest on each said Bond may also be payable at the office of the Company in Boise, Idaho, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts. The interest on the Bonds of                      Series, whether in temporary or definitive form, shall be payable without presentation of such Bonds and (subject to the provisions of this Section 1) only to or upon the written order of the registered holders thereof.

Except as provided in the next succeeding sentence of this Section 1, each Bond of                      Series shall be dated the date of its authentication and interest shall be payable on the principal represented thereby from the                      or                     , as the case may be, next preceding the date thereof to which interest has been paid, unless the date thereof is a                      or                      to which interest has been paid, in which case such interest shall be payable from such date or unless such date is prior to                     , in which case interest shall be payable from                     . Each Bond of                      Series authenticated between the record date for any interest payment date and such interest payment date shall be dated the date of its authentication, but interest shall be payable from such interest payment date; provided, however, that if the Company shall default in the payment of the interest due on such interest payment date, any Bond of                      Series so authenticated shall bear interest from the                      or                     , as the case may be, next preceding the date of such Bond, to which interest has been paid.

Interest on any Bond of                      Series shall be paid to the registered holder of such Bond of                      Series, or, notwithstanding the cancellation thereof, the Bond of                      Series in exchange or substitution for which such Bond shall have been issued, at the close of business on the applicable record date; provided, however, that if the Company shall default in the payment of the interest due on any interest payment date on the principal represented by any Bond of                      Series, such defaulted interest shall be paid to the registered holder of such Bond (or any Bond or Bonds of                      Series issued upon transfer or exchange thereof) on the date of payment of such defaulted interest or, at the election of the Company, to the person in whose name such Bond (or any Bond or Bonds of                      Series issued upon transfer or exchange thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Bonds of                      Series not less than ten (10) days preceding such subsequent record date. The term “record date” as used in this Section 1 shall mean, with respect to any semi-annual interest payment date, the close of business on                      or                     , as the case may be, next preceding such interest payment date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

The Bonds of                      Series, in definitive form, shall be, at the option of the Company, fully engraved or shall be lithographed or printed on steel engraved borders or shall be partially lithographed or printed and partially engraved on steel engraved borders or shall be printed on safety paper or shall be typewritten.

(8)[SECTION 1. The                      Series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be Secured Medium-Term Notes, Series           , designated as “First Mortgage Bonds, Secured Medium-Term Notes, Series           ” of the Company. The Bonds of                      Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, except insofar as the terms and provisions of the Original Indenture have been or are amended or modified by said First through                      Supplemental Indentures or by this                      Supplemental Indenture. Bonds of                      Series shall be issued from time to time in an aggregate principal amount not to exceed $                    , and shall be issued as registered Bonds without coupons in the denominations of $1,000 or in any multiple thereof; each Bond of                      Series shall mature on such date not less than                      nor more than                      from date of issue, shall bear interest at such rate or rates (which may be either fixed or variable) and have such other terms and provisions not inconsistent with the Indenture as the Board of Directors or the Executive Committee of the Board of Directors, which shall constitute the Executive Committee of the Company (the “Executive Committee”), may determine in accordance with a resolution filed with the Trustee and a written order referring to this                      Supplemental Indenture; the principal of and interest on each said Bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York and, at the option of the Company, interest on each said Bond may also be payable at the office of the Company in Boise, Idaho, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on Bonds of                      Series which bear interest at a fixed rate shall be payable semiannually on                      and                      of each year, unless otherwise determined by the Board of Directors or the Executive Committee and set forth in a resolution filed with the Trustee referring to this                      Supplemental Indenture and at maturity (each an interest payment date). Interest on Bonds of                      Series which bear interest at a variable rate shall be payable on the dates (each an interest payment date) determined by the Board of Directors or the Executive Committee and set forth in a resolution filed with the Trustee referring to this                      Supplemental Indenture.

Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Bonds of                      Series, all Bonds of                      Series authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date, and prior to such interest payment date (unless the date of first authentication of Bonds of such designated interest rate and maturity is after such Record Date), shall be dated the date of authentication, but shall bear interest from such interest payment date, and the person in whose name any Bond of                      Series is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such Bond of                      Series, upon any transfer or exchange thereof subsequent to the Record Date and on or prior to such interest payment date. If the date of first authentication of the Bonds of                      Series of a designated interest rate and maturity is after such Record Date and prior to the corresponding interest payment date, such Bonds shall bear interest from the Original Interest Accrual Date but payment of interest shall commence on the second interest payment date succeeding the Original Interest Accrual Date. “Record Date” for Bonds of

(8)              These provisions will be inserted in lieu of Section 1 above in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated “Secured Medium-Term Notes, Series           ”.

Series which bear interest at a fixed rate shall mean                      for interest payable                      and                      for interest payable                     , for Bonds of                      Series which bear interest at a fixed rate that is payable on other dates, shall mean the last day of the calendar month preceding such interest payment date if such interest payment date is the fifteenth day of a calendar month and shall mean the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month, unless, in each case, otherwise determined by the Board of Directors or the Executive Committee and set forth in a resolution filed with the Trustee referring to this                          Supplemental Indenture, and for Bonds of                      Series which bear interest at a variable rate, shall mean the date 15 calendar days prior to any interest payment date, unless otherwise determined by the Board of Directors or the Executive Committee and set forth in a resolution filed with the Trustee referring to this                          Supplemental Indenture; provided that, interest payable on the maturity date will be payable to the person to whom the principal thereof shall be payable. “Original Interest Accrual Date” with respect to Bonds of                      Series of a designated interest rate and maturity shall mean the date of first authentication of Bonds of such designated interest rate and maturity unless a written order filed with the Trustee on or before such date shall specify another date from which interest shall accrue, in which case “Original Interest Accrual Date” shall mean such other date specified in the written order for Bonds of such designated interest rate and maturity.

The Bonds of                      Series, in definitive form, shall be, at the option of the Company, fully engraved or shall be lithographed or printed on steel engraved borders or shall be partially lithographed or printed and partially engraved on steel borders or shall be printed on safety paper or shall be typewritten.]

The holders of the Bonds of                      Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Bonds of                      Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who are holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

[Here will be inserted redemption provisions.]

SECTION 2. At the option of the registered holder, any Bonds of                      Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer (if so required by the Company or by the Trustee) in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount and maturity of Bonds of                      Series of other authorized denominations. Bonds of                      Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

Bonds of                      Series shall be transferable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Notwithstanding the foregoing provisions of this Section 2, the Company shall not be required to make any transfers or exchanges of Bonds of                      Series for a period of fifteen (15) days next preceding any mailing of notice of redemption, and the Company shall not be required to make transfers or exchanges of the principal amount of any Bonds of                      Series so called or selected for redemption.

SECTION 3. The Bonds of                      Series shall be substantially of the tenor and purport recited in the Original Indenture, and the form thereof shall be as established by resolution of the Board of Directors or the Executive Committee, which resolution may provide that any provisions of such form of Bond may appear on the reverse of such form.

SECTION 4. Until Bonds of                      Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing, the Trustee shall authenticate and deliver, in lieu thereof, Bonds of                      Series in temporary form, as provided in Section 15 of the Original Indenture.

ARTICLE II

Issue of Bonds of                      Series.

SECTION 5. The Bonds of                      Series for the aggregate principal amount of up to                      Million Dollars ($                      ) may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or a Vice President and its Treasurer or an Assistant Treasurer, pursuant to and upon compliance with the provisions of Article V, Article VI or Article VII of the Indenture.

ARTICLE III

Covenants.

The Company hereby covenants, warrants and agrees:

SECTION 6. That all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinabove described and conveyed and to the estate, rights, obligations and duties of the Company and Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as trustee of said property, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

SECTION 7. That it is lawfully seized and possessed of all of the mortgaged and pledged property described in the granting clauses of the Indenture, which has not heretofore been released from the lien thereof; that it had or has, at the respective times of execution and delivery of the Original Indenture, the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first (as corrected by the Twenty-second), Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forty-fifth, Forty-sixth and Forty-seventh Supplemental Indentures and this                     (9) Supplemental Indenture, good, right and lawful authority to mortgage and pledge the mortgaged and pledged property described therein, as provided in and by the Indenture; and that such mortgaged and pledged property is, at the actual date of the initial issue of the Bonds of                      Series, free and clear of any mortgage, lien, charge or encumbrance thereon or affecting the title thereto (other than excepted encumbrances) prior to the lien of the Indenture, except as set forth in the granting clauses of the Indenture.

SECTION 8. That it will deliver to the Trustee annually, within ninety (90) days after the close of each fiscal year, commencing with the fiscal year 201 , a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture. For purposes of this Section 8, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

ARTICLE IV

The Trustee.

The Trustee hereby accepts the trust hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture, as heretofore supplemented and as supplemented by this                      Supplemental Indenture, and in this                      Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this                          Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company only.

ARTICLE V

Miscellaneous Provisions.

Capitalized terms used and not otherwise defined in this        Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

(9)              Here will be inserted additional, executed supplemental indentures.

In case any provision in this        Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Company represents and warrants to the Trustee that this        Supplemental Indenture has been duly and validly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

The Trustee shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Indenture as if specifically set forth herein.

This        Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties hereto agrees to provide to the Trustee upon its reasonable request from time to time identifying information and documentation as may be reasonably available to it in order to enable the Trustee to comply with such laws, rules, regulations and executive orders.

Except as hereby expressly amended and supplemented, the Original Indenture heretofore amended and supplemented is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect.

This                      Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts together constitute but one and the same instrument.

IN WITNESS WHEREOF, Idaho Power Company, party hereto of the first part, caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary for and on its behalf, and Deutsche Bank Trust Company Americas, party hereto of the second part, in token of its acceptance of the trust hereby created has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by a Vice President and its corporate seal to be attested by an Associate, both on the date hereinafter acknowledged, as of the day and year first above written.

IDAHO POWER COMPANY

By

Attest:

Executed, sealed and delivered by
IDAHO POWER COMPANY
in the presence of:

DEUTSCHE BANK TRUST COMPANY AMERICAS
not in its individual capacity,
but solely as Trustee

By

Attest:

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY AMERICAS,
in the presence of:

STATE OF IDAHO	)
) ss.:
COUNTY OF ADA	)

On the            day of                      , in the year 201 , before me personally came                                         , to me known, who being by me duly sworn did depose and say that he is the                                        of Idaho Power Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order; the said                                         , having personally appeared and known to me to be the                                        of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

Notary Public, State of Idaho

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the            day of                      , in the year 201 , before me personally came                                         , to me known, who being by me duly sworn did depose and say that he is an                                        of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order; the said                                         , having personally appeared and known to me to be an                                        of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

Notary Public, State of New York

STATE OF IDAHO	)
) ss.:
COUNTY OF ADA	)

, being first duly sworn, upon oath, deposes and says: that he is an officer, to wit, the                      of Idaho Power Company, a corporation, the mortgagor described in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Idaho Power Company; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

Subscribed and sworn to before me this day of , 201 .

Notary Public, State of Idaho

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

, being first duly sworn, upon oath, deposes and says: that he is an officer, to wit, an                      of Deutsche Bank Trust Company Americas, a corporation, one of the mortgagees and trustees named in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Deutsche Bank Trust Company Americas; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

Subscribed and sworn to before me this day of , 201 .

Notary Public, State of New York